UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 8, 2009

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.03.	Material Modifications to Rights of Security Holders.

On August 8, 2009, the board of directors of Registrant determined to redeem the existing rights accompanying Registrant’s common stock at $0.001 per right. The Registrant will be giving prompt notice to the Rights Agent of such action pursuant to the Registrant’s September 24, 2001, Rights Agreement and will announce the mechanics for stockholders to receive the redemption price shortly.

Item 7.01	Regulation FD Disclosure.

On August 10, 2009, Registrant issued a news release which is furnished as Exhibit 99.1.

Item 8.01.	Other Events.

On August 9, 2009, Registrant’s board of directors passed a resolution that Registrant would not adopt a stockholder rights plan unless such plan were first approved by the stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1, Registrant’s News Release dated August 10, 2009, is furnished pursuant to Item 7.01 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form
8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 10th day of August, 2009.

CALIFORNIA MICRO DEVICES CORPORATION

(Registrant)

By:	/s/ ROBERT V. DICKINSON
Robert V. Dickinson
President and Chief Executive Officer

Exhibit Index

Exhibit	Description
99.1	Registrant’s News Release dated August 10, 2009, is furnished pursuant to Item 7.01 of Form 8-K.